Exhibit A


                      Fund Participation Agreement between
                       Columbus Life Insurance Company and
                        Touchstone Variable Series Trust


                             As Amended May 1, 2001


Columbus Life Variable Universal Life Sub-Accounts

Small Cap Value Sub-Account
Emerging Growth Sub-Account
International Equity Sub-Account
High Yield Sub-Account
Value Plus Sub-Account
Growth & Income Sub-Account
Enhanced 30 Sub-Account
Balanced Sub-Account
Bond Sub-Account
Standby Income Sub-Account
Growth/Value Sub-Account
Equity Sub-Account
Money Market Sub-Account

Pinnacle Variable Universal Life Sub-Accounts

Small Cap Value Sub-Account
Emerging Growth Sub-Account
High Yield Sub-Account
Value Plus Sub-Account
Enhanced 30 Sub-Account
Bond Sub-Account
Standby Income Sub-Account
Growth/Value Sub-Account
Equity Sub-Account


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                                    Exhibit B


                      Fund Participation Agreement between
                       Columbus Life Insurance Company and
                        Touchstone Variable Series Trust


                             As Amended May 1, 2001



Touchstone Small Cap Value Fund

Touchstone Emerging Growth Fund

Touchstone International Equity Fund

Touchstone High Yield Fund

Touchstone Value Plus Fund

Touchstone Growth & Income Fund

Touchstone Enhanced 30 Fund

Touchstone Balanced Fund

Touchstone Bond Fund

Touchstone Standby Income Fund

Touchstone Growth/Value Fund

Touchstone Equity Fund

Touchstone Money Market Fund